As filed with the Securities and Exchange Commission on February 14, 2003
================================================================================

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ------------

         NEVADA            IVP TECHNOLOGY CORPORATION        65-6998896
    (State or Other           (Name of Registrant         (I.R.S. Employer
    Jurisdiction of              in Our Charter)         Identification No.)
     Incorporation
    or Organization)

2275 LAKESHORE BLVD. WEST,            7372            2275 LAKESHORE BLVD. WEST,
        SUITE 401              (Primary Standard               SUITE 401
TORONTO, ONTARIO M8V 3Y3           Industrial          TORONTO, ONTARIO M8V 3Y3
         CANADA                  Classification                 CANADA
     (416) 255-7578               Code Number)              (416) 255-7578

(Address and telephone                                    (Name, address and
  number of Principal                                     telephone number of
 Executive Offices and                                     agent for service)
  Principal Place of
       Business)
                                   Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
      Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
            (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
                                                     Proposed
 Title of Each                      Proposed          Maximum
    Class of                         Maximum         Aggregate       Amount of
 Securities to    Amount to be   Offering Price   Offering Price   Registration
 be Registered     Registered     Per Share (1)        Price            Fee (2)
 -------------     ----------     -------------        -----            -------

Common stock
par value $0.001
Per share          95,360,913         $0.16         $15,257,746       $1,403.71

TOTAL              95,360,913         $0.16         $15,257,746       $1,403.71
                   ==========         =====         ===========       =========



--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Exchange Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 10, 2003.

(2) Previously paid.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of IVP Technology to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of IVP Technology. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technology pursuant to the foregoing, or otherwise, IVP Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. IVP Technology will pay all expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee      $       1,198
         Printing and Engraving Expenses                          $       2,500
         Accounting Fees and Expenses                             $      15,000
         Legal Fees and Expenses                                  $      50,000
         Miscellaneous                                            $      16,302

         TOTAL                                                    $      85,000

RECENT SALES OF UNREGISTERED SECURITIES

        On July 1, 2002, IVP Technology acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. The shares were valued at $260 corresponding to the date that the Company's Board of Directors approved the transaction.

        On June 28, 2002, we issued 2,410,916 shares of common stock to Rainbow Investments pursuant to the terms of our March 17, 2000 convertible debt agreement. The shares were issued in satisfaction of a convertible debenture and accrued interest of $223,773.03.

        On June 28, 2002, we issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

        On May 28, 2002, IVP acquired Ignition Entertainment Limited. IVP will issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to Ignition over a period of two years from the date of the acquisition: Additionally, the management team of Ignition may earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals are met at specific time periods. These shares will be held in escrow and disbursed by the escrow agent according to the escrow agreement. The parties are still negotiating the terms of the escrow agreement.

                                                                          AFTER THE
                                            BETWEEN       AFTER THE     PRECEDING TIME       AFTER THE
                                 WITHIN    91 AND 180   PRECEDING TIME   PERIOD AND       PRECEDING TIME
                                90 DAYS OF  DAYS AFTER   PERIOD TO      SIX MONTHS TO          AND
TIME PERIOD:                     CLOSING   MAY 28, 2002 MAY 28, 2003    MAY 28, 2003       MAY 28, 2004        2004
--------------------------

GOALS:                          --        --            --             $13,000,000        $26,000,000         $45,000,000
Gross Revenues (in U.S.
Dollars)
Net Income (in U.S. Dollars)    --        --             --             $1,000,000         $5,000,000         $15,000,000
PAYMENTS:                       --        5,000,000      --             if reach           if reach           if reach
Incentive Payments of IVP                 to DcD                        both above         both               both
common and preferred shares               Holdings                      goals              above              above
                                                                        500,000            goals              goals
                                                                        shares of          500,000            500,000
                                                                        convertible        shares of          shares of
                                                                        preferred          convertible        convertible
                                                                        stock              preferred          preferred
                                                                               stock       stock
Release of 50 Million Shares    --        15,000,000     1,000,000      1,000,000          1,000,000          500,000
of IVP common stock (upon                 shares of      shares of      shares of          shares of          shares of
conversion of all preferred               common         preferred      preferred          preferred          preferred
stock issued)                             stock          stock          stock              stock              stock
                                                         (convertible   (convertible       (convertible       (convertible
                                                         to             to                 to                 to
                                                         10,000,000     10,000,000         10,000,000         5,000,000
                                                         shares of      shares of          shares of          shares of
                                                         common         common             common             common
                                                         stock)         stock)             stock)             stock)

        In May 2002, IVP Technology entered into an agreement with Vanessa Land for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, IVP Technology issued 5,000,000 shares of common stock to Ms. Vanessa Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $0.05 per share, or an aggregate of $250,000, on the date of issuance.

        On May 1, 2002, IVP Technology agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to DcD Holdings Ltd. IVP Technology issued these shares on or about August 6, 2002.

        In April 2002, IVP Technology raised $150,000 of gross proceeds from Cornell Capital Partners related to the issuance of convertible debentures. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

        The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

        In February 2003, IVP Technology entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P., which replaced an earlier equity line that contained impermissible conditions. Under this agreement, IVP
Technology may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, IVP Technology will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. IVP Technology paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners is entitled to retain a fee of 3.0% of each advance. In addition, IVP Technology entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, IVP Technology paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with the Equity Line of Credit. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

        On April 26, 2002, IVP Technology issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered. These shares were valued as per the agreement.

        On or about March 25, 2002, IVP Technology issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

        On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. A 20% portion of these shares were valued as at the quarter ended September 30, 2002 at the market price of .19 cents and were expensed as non-cash salaries and employment expenses.

        On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. A 20% portion of these shares were valued as at the quarter ended September 30, 2002 at the market price of .19 cents and were expensed as non-cash salaries and employment expenses.

        On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. A 20% portion of these shares were valued as at the quarter ended September 30, 2002 at the market price of .19 cents and were expensed as non-cash salaries and employment expenses.

        On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. A 20% portion of these shares were valued as at the quarter ended September 30, 2002 at the market price of .19 cents and were expensed as non-cash salaries and employment expenses.

        On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. Subsequently, Ms. Bullock left employment with IVP Technology and has accepted a partial payment of 800,000 shares and the remainder of her performance based shares have been reallocated to the remaining founding shareholders of International Technology Marketing. A 20% portion of these shares were valued as at the quarter ended September 30, 2002 at the market price of .19 cents and were expensed as non-cash salaries and employment expenses.

        On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of the board meeting.

        On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of the board meeting.

        On or about March 25, 2002, IVP Technology issued 2,375,600 shares of common stock valued at $0.05 per share to Thomas Chown for the conversion of approximately $118,780 of debts owed by the corporation for services performed in 2001 on the date of the agreement.

        On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Buford Industries, Inc. as conversion of $50,000 of fees earned for introducing IVP to International Technology Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of the agreement.

        On or about March 25, 2002, IVP Technology issued 50,000 shares of common stock to Ruffa and Ruffa, P.A. for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of the agreement.

        On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 shares per year.

        On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. Sidrow's resignation from the board of directors.

        On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. King's resignation from the board of directors.

        On February 16, 2002, IVP Technology completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, IVP Technology received written notice from the lender, DcD Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

        On or about August 17, 2001, IVP Technology issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

        On or about July 30, 2001, IVP Technology rescinded the issuance of 870,000 shares of common stock previously issued to Koplan Consulting Corp. and Mr. Peter Kertes for services not performed.

        On or about April 26, 2001, IVP Technology issued 1,200,000 shares of common stock to Gross Capital Associates for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

        On or about April 26, 2001, IVP Technology issued 1,000,000 shares of common stock to John Coady for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

        In March 2000, IVP, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of IVP valued at $500,000, the market value of IVP's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and IVP Technology, in order for IVP could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

        TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by IVP Technology to the former stockholder shall be increased or decreased based upon the average closing price of IVP Technology's stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement IVP Technology is obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. IVP Technology does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to nonreporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

        With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding IVP Technology so as to make an informed investment decision. More specifically, IVP Technology had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in IVP Technology's securities.


EXHIBITS AND REPORTS ON FORM 8-K

        (A)    EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM SB-2.


EXHIBIT NO.       DESCRIPTION                                    LOCATION
-------------     -----------                                    ------------------------------------

2.1               Agreement and Plan of Reorganization dated     Incorporated by reference to Exhibit
                  March 21, 2000 between IVP Technology          4.1 to IVP Technology's Form 8-K12G3
                  Corporation and Erebus Corporation             filed on April 19, 2000

3.1               Certificate of Amendment of Articles of        Incorporated by reference to Exhibit
                  Incorporation                                  3.1 to IVP Technology's Form 10-KSB
                                                                 filed on April 15, 2002

3.2               Bylaws                                         Incorporated by reference to Exhibit
                                                                 3.2 to Amendment No. 2 to the Form
                                                                 SB-2 filed on November 14, 2002

4.4               Description of Securities                      Incorporated by reference to Exhibit
                                                                 4.4 to IVP Technology's Form S-8
                                                                 filed on July 23, 2001

5.1               Opinion of Kirkpatrick & Lockhart LLP re:      Provided herewith
                  Legality


10.4              Second Amending Agreement to Software          Incorporated by reference to Exhibit
                  Distribution Agreement dated as of May 31,     10.4 to IVP Technology's Form 10-QSB
                  2000 between the Registrant and Orchestral     filed on September 24, 2000
                  Corporation

10.5              Service Bureau Arrangement Agreement dated     Incorporated by reference to Exhibit
                  September 28, 2000 between the Registrant      10.5 to IVP Technology's Form 10-QSB
                  and E-RESPONSES.COM                            filed on November 14, 2000

10.6              Stock Purchase Agreement dated September 17,   Incorporated by reference to Exhibit
                  2001 among the Registrant, International       10.6 to IVP Technology's Form 10-KSB
                  Technology Marketing, Inc., Brian MacDonald,   filed on April 15, 2002
                  Peter Hamilton, Kevin Birch, Sherry Bullock,
                  and Geno Villella

10.7              Agreement dated May 15, 2000 between the       Incorporated by reference to Exhibit
                  Registrant and Rainbow Investments             10.7 to IVP Technology's Form 10-KSB
                  International Limited                          filed on April 15, 2002

10.8              Employment Agreement dated August 30, 2001     Incorporated by reference to Exhibit
                  between International Technology Marketing,    10.8 to IVP Technology's Form 10-KSB
                  Inc. and Brian J. MacDonald                    filed on April 15, 2002

10.9              Agreement dated February 12, 2002 between      Incorporated by reference to Exhibit
                  the Registrant and SmartFocus Limited          10.9 to IVP Technology's Form 10-KSB
                                                                 filed on April 15, 2002

10.10             Warrant Agreement dated May 15, 2000 between   Incorporated by reference to Exhibit
                  the Registrant and Rainbow Investments         10.10 to IVP Technology's Form 10-KSB
                  International Limited                          filed on April 15, 2002

                                      II-6

EXHIBIT NO.       DESCRIPTION                                    LOCATION
-------------     -----------                                    ------------------------------------

10.11             Convertible Promissory Note dated May 2000     Incorporated by reference to Exhibit
                  between the Registrant and Rainbow             10.11 to IVP Technology's Form 10-KSB
                  Investments International Limited              filed on April 15, 2002

10.12             Software Distribution Agreement dated          Incorporated by reference to Exhibit
                  December 28, 2001 between the Registrant and   10.12 to IVP Technology's Form 10-KSB
                  TIG Acquisition Corporation                    filed on April 15, 2002

10.13             Loan Agreement dated January 16, 2002          Incorporated by reference to Exhibit
                  between the Registrant and DcD Holdings        10.13 to IVP Technology's Form 10-KSB
                  Limited                                        filed on April 15, 2002

10.14             Agreement for the Provision of Marketing       Incorporated by reference to Exhibit
                  Services dated May 3, 2002 between the         10.1 to IVP Technology's Form S-8
                  Registrant and Vanessa Land                    filed with the SEC on May 3, 2002

10.15             Reserved

10.16             Employment Agreement dated August 30, 2001     Incorporated by reference to Exhibit
                  between International Technology Marketing,    10.16 to IVP Technology's Form 10-KSB
                  Inc. and Geno Villella                         filed on April 15, 2002

10.17             Employment Agreement dated August 30, 2001     Incorporated by reference to Exhibit
                  between International Technology Marketing,    10.17 to IVP Technology's Form 10-KSB
                  Inc. and Kevin Birch                           filed on April 15, 2002

10.18             Employment Agreement dated August 30, 2001     Incorporated by reference to Exhibit
                  between International Technology Marketing,    10.18 to IVP Technology's Form 10-KSB
                  Inc. and Peter J. Hamilton                     filed on April 15, 2002

10.19             Employment Agreement dated August 30, 2001     Incorporated by reference to Exhibit
                  between International Technology Marketing,    10.19 to IVP Technology's Form 10-KSB
                  Inc. and Sherry Bullock                        filed on April 15, 2002

10.20             Loan and Security Agreement dated July 30,     Incorporated by reference to Exhibit
                  2001 among the Registrant, Clarino             10.20 to IVP Technology's Form 10-KSB
                  Investments International Ltd., and Berra      filed on April 15, 2002
                  Holdings Ltd.

10.21             Consulting and Advisory Extension Agreement    Incorporated by reference to the
                  dated February 14, 2001 between the            Exhibit to IVP Technology's Form
                  Registrant and Barry Gross D/B/A Gross         10-QSB filed on May 21, 2001
                  Capital Associates

10.22             Letter Agreement dated June 28, 2001,          Incorporated by reference to Exhibit
                  between the Registrant and Andris Gravitis     4.1 to IVP Technology's Form S-8
                                                                 filed on July 23, 2001

10.23             Letter Agreement dated June 28, 2001,          Incorporated by reference to Exhibit
                  between the Registrant and Thomas Chown.       4.2 to IVP Technology's Form S-8
                                                                 filed on July 23, 2001

10.24             Letter Agreement dated May 30, 2001, between   Incorporated by reference to Exhibit
                  the Registrant and Ruffa & Ruffa, P.C. for     4.3 to IVP Technology's Form S-8
                  Modification of Retainer Agreement             filed on July 23, 2001

10.25             Consulting Agreement dated September 1, 2000   Incorporated by reference to Exhibit
                  between the Registrant and Barry Gross d/b/a   13.1 to IVP Technology's Form 10-KSB
                  Gross Capital Associates                       filed on July 5, 2001

                                      II-7

EXHIBIT NO.       DESCRIPTION                                    LOCATION
-------------     -----------                                    ------------------------------------

10.26             Consulting and Advisory Agreement dated        Incorporated by reference to Exhibit
                  September 25, 2000 between the Registrant      13.2 to IVP Technology's Form 10-KSB
                  and Koplan Consulting Corporation              filed on July 5, 2001

10.27             Warrant Agreement dated February 11, 2003      Incorporated by reference to Exhibit
                  between the Registrant and Cornell Capital     10.27 to IVP Technology's Form SB-2
                  Partners LP                                    filed on February 13, 2003

10.28             Equity Line of Credit Agreement dated          Incorporated by reference to Exhibit
                  February 11, 2003 between the Registrant       10.28 to IVP Technology's Form SB-2
                  and Cornell Capital Partners LP                filed on February 13, 2003

10.29             Registration Rights Agreement dated            Incorporated by reference to Exhibit
                  February 11, 2003 between the Registrant       10.29 to IVP Technology's Form SB-2
                  and Cornell Capital Partners, LP               filed on February 13, 2003

10.30             Escrow Agreement dated February 11, 2003       Incorporated by reference to Exhibit
                  among the Registrant, Cornell Capital          10.30 to IVP Technology's Form SB-2
                  Partners, LP, Butler Gonzalez, and First       filed on February 13, 2003
                  Union National Bank

10.31             Securities Purchase Agreement dated April 3,   Incorporated by reference to Exhibit
                  2002 among the Registrant and the Buyers       10.31 to IVP Technology's Form 10-KSB
                                                                 filed on April 15, 2002

10.32             Escrow Agreement dated April 3, 2002 among     Incorporated by reference to Exhibit
                  the Registrant, the Buyers, and First Union    10.32 to IVP Technology's Form 10-KSB
                  National Bank                                  filed on April 15, 2002

10.33             Debenture Agreement Dated April 3, 2002        Incorporated by reference to Exhibit
                  between the Registrant and Cornell Capital     10.33 to IVP Technology's Form 10-KSB
                  Partners LP                                    filed on April 15, 2002

10.34             Investor Registration Rights Agreement dated   Incorporated by reference to Exhibit
                  April 3, 2002 between the Registrant and the   10.34 to IVP Technology's Form 10-KSB
                  Investors                                      filed on April 15, 2002

10.35             Placement Agent Agreement dated April 3,       Incorporated by reference to Exhibit
                  2002 among the Registrant, Westrock            10.35 to IVP Technology's Form 10-KSB
                  Advisors, Inc. and Cornell Capital Partners    filed on April 15, 2002
                  LP

10.36             Letter Agreement dated February 20, 2002       Incorporated by reference to Exhibit
                  between the Registrant and Buford Industries   10.36 to IVP Technology's Form 10-KSB
                  Inc.                                           filed on April 15, 2002

10.37             Letter Confirmation Agreement dated July 21,   Incorporated by reference to Exhibit
                  2001 between the Registrant and Buford         10.37 to IVP Technology's Form 10-KSB
                  Industries Inc.                                filed on April 15, 2002

10.38             Consulting Agreement dated March 1, 2002       Incorporated by reference to Exhibit
                  between the Registrant and Danson Partners     10.38 to IVP Technology's Form 10-KSB
                  LLC                                            filed on April 15, 2002

10.39             Term Sheet between the Registrant and          Incorporated by reference to Exhibit
                  Cornell Capital Partners, LP Increasing the    10.39 to IVP Technology's Form SB-2
                  Commitment under the Equity Line of Credit     filed on May 15, 2002
                  to $10 million

                                      II-8

EXHIBIT NO.       DESCRIPTION                                    LOCATION
-------------     -----------                                    ------------------------------------

10.40             Consulting Agreement dated February 12, 2002   Incorporated by reference to Exhibit
                  between the Registrant and Danson Partners     10.40 to IVP Technology's Form SB-2
                  LLC                                            filed on May 15, 2002

10.41             Escrow Agreement dated as of May 15, 2002      Incorporated by reference to Exhibit
                  among the Registrant, Brian MacDonald, Peter   10.41 to IVP Technology's Form SB-2
                  Hamilton, Kevin Birch, Sherry Bullock, and     filed on May 15, 2002
                  Gino Villella

10.42             Termination letter dated June 13, 2002         Incorporated by reference to Exhibit
                  between the Registrant and Orchestral          10.42 to IVP Technology's Form 10-QSB
                  Corporation                                    filed on August 19, 2002

10.43             Acquisition Agreement dated as of May 28,      Incorporated by reference to Exhibit
                  2002 regarding the purchase of Ignition        10.43 to IVP Technology's Form 10-QSB
                  Entertainment                                  filed on August 19, 2002

10.44             Consulting Agreement dated as of June 1,       Incorporated by reference to Exhibit
                  2002 Ignition Entertainment Limited and        10.44 to IVP Technology's Form 10-QSB
                  Montpelier Limited                             filed on August 19, 2002

10.45             Amendment to Equity Line of Credit Agreement   Incorporated by reference to Exhibit
                  dated May 2002 between IVP Technology and      10.45 to Amendment No. 2 to the Form
                  Cornell Capital Partners.                      SB-2 filed on November 14, 2002

10.46             Letter of Credit Facility dated as of April    Incorporated by reference to Exhibit
                  10, 2002 between Revelate Limited and          10.46 to Amendment No. 2 to the Form
                  Ignition Entertainment Limited                 SB-2 filed on November 14, 2002

10.47             Debenture dated as of June 14, 2002 between    Incorporated by reference to Exhibit
                  Revelate Limited and Ignition Entertainment    10.47 to Amendment No. 2 to the Form
                  Limited                                        SB-2 filed on November 14, 2002

10.48             Standard Conditions for Purchase of Debts      Incorporated by reference to Exhibit
                  dated May 23, 2002 between DcD Factors PLC     10.48 to Amendment No. 2 to the Form
                  and Ignition Entertainment Limited             SB-2 filed on November 14, 2002

10.49             All Assets Debenture dated as of May 23,       Incorporated by reference to Exhibit
                  2002 between DcD Factors PLC and Ignition      10.49 to Amendment No. 2 to the Form
                  Entertainment Limited                          SB-2 filed on November 14, 2002

10.50             Memorandum of Agreement dated as of July 1,    Incorporated by reference to Exhibit
                  2002 between Springboard Technology            10.50 to Amendment No. 2 to the Form
                  Solutions Inc. and IVP Technology              SB-2 filed on November 14, 2002

10.51             Heads of Agreement dated as of December 28,    Incorporated by reference to Exhibit
                  2001 and amended on September 30, 2002         10.51 to Amendment No. 2 to the Form
                  between TiG Acquisition Corporation and IVP    SB-2 filed on November 14, 2002
                  Technology

10.52             XBOX Development Kit License dated as of       Incorporated by reference to Exhibit
                  January 22, 2001 between Awesome Development   10.52 to Amendment No. 3 to the Form
                  Ltd. and Microsoft Ireland Operations Limited  SB-2 filed on January 9, 2003

10.53             Licensed Developer Agreement dated as of       Incorporated by reference to Exhibit
                  October 15, 2002 between Ignition USA and      10.53 to Amendment No. 3 to the Form
                  Sony Computer Entertainment America Inc.       SB-2 filed on January 9, 2003

                                      II-9

EXHIBIT NO.       DESCRIPTION                                    LOCATION
-------------     -----------                                    ------------------------------------

10.54             Licensed Developer Agreement dated as of       Incorporated by reference to Exhibit
                  October 15, 2002 between Ignition USA and      10.54 to Amendment No. 3 to the Form
                  Sony Computer Entertainment America            SB-2 filed on January 9, 2003

10.55             Development System Agreement dated as of       Incorporated by reference to Exhibit
                  October 15, 2002 between Ignition USA and      10.55 to Amendment No. 3 to the Form
                  Sony Computer Entertainment America Inc.       SB-2 filed on January 9, 2003

10.56             GCN License Agreement dated as of November     Incorporated by reference to Exhibit
                  8, 2002 between Nintendo of America Inc. and   10.56 to Amendment No. 3 to the Form
                  Ignition USA                                   SB-2 filed on January 9, 2003

10.57             Licensed Publisher Agreement October 18,       Incorporated by reference to Exhibit
                  2002 between Sony Computer Entertainment       10.57 to Amendment No. 3 to the Form
                  America Inc. and Ignition USA                  SB-2 filed on January 9, 2003

10.58             Licensed Publisher Agreement dated as of       Incorporated by reference to Exhibit
                  October 18, 2002 between Ignition USA and      10.58 to Amendment No. 3 to the Form
                  Sony Computer Entertainment American Inc.      SB-2 filed on January 9, 2003

10.59             Agreement dated as of March 17, 2000 between   Incorporated by reference to Exhibit
                  IVP Technology and TPG Capital Corporation     10.59 to Amendment No. 3 to the Form
                                                                 SB-2 filed on January 9, 2003

23.1              Consent of Kirkpatrick & Lockhart LLP          Incorporated by reference to Exhibit
                                                                 5.1 to this Form SB-2

23.2              Consent of Weinberg & Company, P.A.            Provided herewith

(B)     REPORTS ON FORM 8-K.

        On August 8, 2002, IVP Technology filed a Form 8-K disclosing that it was not required to file financial information regarding its acquisition of Ignition Entertainment.

        On May 29, 2002, IVP Technology filed a report on Form 8-K disclosing that on May 22, 2002 IVP Technology Corporation entered into a Purchase and Sale agreement to acquire all of the common shares of Ignition Entertainment Limited, an entity formed in the United Kingdom, that develops, produces and distributes consumer software and games for multiple computer, game, communication and hand held device platforms.

        In the same May 29, 2002 report on Form 8-K, IVP Technology disclosed that on May 13, 2002, Dr. Michael Sidrow and Mr. Robert King resigned from IVP Technology's Board of Directors due to personal reasons associated with their other obligations. The board of directors of IVP Technology has invited Shabir Randeree, Managing Director of DcD Limited, and Hassan Sadiq, Chief Operating Officer of The Innovation Group to become members of the board in replacement for Messrs. Sidrow and King to serve until the next Annual General Meeting of shareholders expected in the Fall of 2002. Both Mr. Sadiq and Mr. Randeree reside in the United Kingdom. Neither Mr. Randeree nor Mr. Sadiq have accepted the invitation to date.

        IVP Technology filed a report on Form 8-K on May 6, 2002 disclosing that on May 1, 2002, IVP Technology received written notice that the lender, DcD Limited, agreed to convert the loan for $864,180 due on April 30, 2002 to 4,000,000 shares of common stock. This equates to a conversion price of approximately $0.19 per share.

UNDERTAKINGS

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i)    Include   any   prospectus   required  by  Sections
10(a)(3) of the Securities Act of 1933 (the "Act");

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii)  Include   any   additional   or  changed   material
information on the plan of distribution;

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 14, 2003.

                              IVP TECHNOLOGY CORPORATION

                              By:     /s/  Brian MacDonald
                                 -------------------------
                              Name:   Brian MacDonald
                              Title:  President, Chief Executive Officer
                                      and  Chairman of the Board of Directors


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                            TITLE                                        DATE
---------                            -----                                        -----

/s/ Brian MacDonald
--------------------
Brian MacDonald                      President, Chief Executive Officer           February 14, 2003
                                     (Principal
                                     Accounting Officer), Chairman of the
                                     Board of
                                     Directors


/s/ J. Stephen Smith
--------------------
J. Stephen Smith                     Director                                     February 14, 2003


/s/ Peter Hamilton
--------------------
Peter Hamilton                       Director                                     February 14, 2003